Exhibit 99.1

1525 Perimeter Parkway, Suite 325 Huntsville, AL 35806 (256) 350-3873 - www.lakeland.com

Lakeland Industries Promotes Allen E. Dillard

to Chief Operating and Financial Officer

HUNTSVILLE, AL – December 16, 2021 — Lakeland Industries, Inc. (NASDAQ: LAKE) (the “Company” or “Lakeland”), a leading global manufacturer of protective clothing for industry, healthcare and to first responders on the federal, state and local levels, today announced the promotion of Allen E. Dillard to Chief Operating and Financial Officer, effective January 1, 2022. Mr. Dillard has served as Chief Financial Officer of Lakeland Industries since August 12, 2019. In his new capacity, Mr. Dillard will add manufacturing, planning, and procurement functions to his reporting responsibilities.

Charles D. Roberson, President and Chief Executive Officer of Lakeland, stated, “We are very pleased to recognize Allen’s important leadership role and contributions to the Company over the past two years by promoting him to Chief Operating Officer. While serving as our Chief Financial Officer, a position he will continue to occupy, Allen has been integral in architecting our strategic plans to successfully navigate the COVID-19 pandemic while implementing an aggressive course for global growth and expansion. He has proven himself to be an exceptional business leader, with achievements that include attaining goals for sustainable operational and profitability improvements, scaling of our finance department as well as our global enterprise IT systems, recruiting and mentoring staff members with compassion and professionalism, elevating our ESG practices, and so much more. We are far better positioned with Allen as our Chief Operating and Financial Officer as we endeavor to continue to produce consistently strong performance and set new standards of excellence that benefit our customers, team members and shareholders.”

Mr. Dillard’s career spans three decades of senior-executive financial, operational and organizational leadership experience. For the 4 years prior to Lakeland, he served as Chief Financial Officer of Digium, Inc., a technology-enabled provider of products and services to small and medium sized businesses. For the preceding 12 years, he held the position of Chief Executive Officer of Mobular Technologies, Inc., having been promoted from COO while also serving as a member of its Board of Directors. Earlier, he served as Treasurer and Director of Corporate Communications at Wolverine Tube, Inc. (WLV). Previously he served as Corporate Vice President, Treasurer and Chief Financial Officer of Nichols Research Corporation, a NASDAQ-listed company which was successfully sold to a larger competitor. Mr. Dillard began his career as a public accountant with Ernst & Young where he worked for nearly a decade. He is a certified public accountant and a graduate of the University of Alabama at Birmingham.

About Lakeland Industries, Inc.:

We manufacture and sell a comprehensive line of industrial protective clothing and accessories for the industrial and public protective clothing market. Our products are sold globally by our in-house sales teams, our customer service group, and authorized independent sales representatives to a network of over

1,600 global safety and industrial supply distributors. Our authorized distributors supply end users, such as integrated oil, chemical/petrochemical, automobile, steel, glass, construction, smelting, cleanroom, janitorial, pharmaceutical, and high technology electronics manufacturers, as well as scientific, medical laboratories and the utilities industry. In addition, we supply federal, state and local governmental agencies and departments, such as fire and law enforcement, airport crash rescue units, the Department of Defense, the Department of Homeland Security and the Centers for Disease Control. Internationally, we sell to a mixture of end users directly, and to industrial distributors depending on the particular country and market. In addition to the United States, sales are made to more than 50 foreign countries, the majority of which were into China, the European Economic Community (“EEC”), Canada, Chile, Argentina, Russia, Kazakhstan, Colombia, Mexico, Ecuador, India, Uruguay and Southeast Asia.

For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

Contacts:

Lakeland Industries, Inc.	Darrow Associates
256-445-4100	512-551-9296
Allen Dillard	Jordan Darrow
aedillard@lakeland.com	jdarrow@darrowir.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release that are not historical facts are forward-looking statements. We caution investors that any such forward-looking statements are only predictions reflecting the best judgment of Lakeland based upon currently available information and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results, performance or plans with respect to Lakeland to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. Such factors may include the risk factors described from time to time in Lakeland’s public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, Lakeland’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release, except as may be required by law.

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